UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2012

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On November 20, 2012, Urologix, Inc. (the “Company”) and Stryker Warren, Jr. entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Warren resigned as the Company’s Chief Executive Officer and as a director effective November 30, 2012. Under the Letter Agreement, Mr. Warren will continue as an employee of the Company at his regular base salary until March 29, 2013, but will not be an “executive officer” of the Company. On March 29, 2013, Mr. Warren’s employment with the Company will terminate. Following termination of his employment, Mr. Warren will provide consulting services as the Company may reasonably request for which the Company will pay Mr. Warren $1,000 per eight hour day, prorated for any partial days of service. Following termination of Mr. Warren’s employment, the Company will pay the employer portion of his COBRA coverage until the earliest of November 30, 2013, the first day Mr. Warren starts employment that provides health insurance coverage, or until his COBRA eligibility expires. The Company will also make a lump sum payment to Mr. Warren of accrued unused time off as of November 30, 2012 with the first payroll following January 1, 2013. Further, under the Letter Agreement, Mr. Warren’s vested options as of March 29, 2013 will continue to be exercisable until the earlier of November 30, 2014 or the expiration date of such options. The Letter Agreement supersedes the letter agreement dated April 23, 2012 between Mr. Warren and the Company relating to employment and change in control arrangements. The Letter Agreement also contains general releases in favor of the Company. The foregoing summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

On November 20, 2012, the Board of Directors appointed Gregory J. Fluet as the Company’s Interim Chief Executive Officer effective November 30, 2012. Mr. Fluet has served as the Company’s Executive Vice President and Chief Operating Officer since July 2008.

On November 20, 2012, the Company issued a press release relating to the foregoing matters, which press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between Urologix, Inc. and Stryker Warren, Jr. dated November 20, 2012.
99.1	Press Release issued on November 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/	Brian J. Smrdel
Brian J. Smrdel
Chief Financial Officer

Date: November 27, 2012